UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Invacare Corporation

 _______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

 ___________________________________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which the transaction applies:
 _________________________________________________________________________________________________________________________________
(2)    Aggregate number of securities to which the transaction applies:
 _________________________________________________________________________________________________________________________________
(3)    Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
 _________________________________________________________________________________________________________________________________
(4)    Proposed maximum aggregate value of the transaction:
 _________________________________________________________________________________________________________________________________
(5)    Total fee paid:
 _________________________________________________________________________________________________________________________________
☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)    Amount Previously Paid:
 _________________________________________________________________________________________________________________________________
(2)    Form, Schedule or Registration Statement No.:
 _________________________________________________________________________________________________________________________________
(3)    Filing Party:
 _________________________________________________________________________________________________________________________________
(4)    Date Filed:
 _________________________________________________________________________________________________________________________________

Invacare Corporation
Supplement to Proxy Statement For
The 2022 Annual Meeting of Shareholders
To Be Held On Thursday, May 19, 2022

This supplement to proxy statement (this “Supplement No. 2”), dated May 6, 2022, supplements the definitive proxy statement (the “Proxy Statement”) filed by Invacare Corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 4, 2022, as supplemented by a supplement to proxy statement filed by the Company with the SEC on April 7, 2022 (“Supplement No. 1”), and made available to the Company’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). This Supplement No. 2 is being filed with the SEC and made available to shareholders on or about May 6, 2022. From and after the date of this Supplement No. 2, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by Supplement No. 1 and this Supplement No. 2.

Board Diversity

As described in proxy materials in connection with the 2022 Annual Meeting of Shareholders of Invacare Corporation (the "Company"), the Company's Board of Directors has nominated eight individuals for election to the Board: Matthew E. Monaghan, Susan H. Alexander, Julie A. Beck, Petra Danielsohn-Weil, PhD, Stephanie L. Fehr, Marc M. Gibeley, Clifford D. Nastas and Aron I. Schwartz.

In accordance with United States proxy voting standards applied by Institutional Shareholder Services Inc. ("ISS"), for companies in the Russell 3000 or S&P 1500 indices (such as the Company), ISS will generally recommend a vote against or withhold from the chair of the nominating committee (or other directors on a case-by-case basis) where the board has no apparent racially or ethnically diverse members. ISS will make an exception if there was racial and/or ethnic diversity on the board at the preceding annual meeting and the board makes a firm commitment to appoint at least one racially and/or ethnically diverse member within a year.

The Company values ethnic and racial diversity, as well as gender diversity, on its Board of Directors. The Company notes that 50% of the independent Directors on its Board of Directors are women. C. Martin Harris, M.D., the Company's long-standing Lead Independent Director who has served on the Board for 19 years and is racially diverse, is stepping down from the Board at this year's Annual Meeting.

The Company's Board of Directors commits to appointing at least one member who is racially and/or ethnically diverse within one year of the 2022 Annual Meeting of Shareholders.

By Order of the Board of Directors,

ANTHONY C. LAPLACA
Secretary

May 6, 2022